Exhibit 21

Arem Pacific Corporation, an Arizona corporation (“Arem Pacific Arizona”), formed on July 11, 2007;

Sanyi Group Pty. Ltd., an entity organized on September 28, 2005, under the Corporations Act of 2001 of Australia (“Sanyi Group”)